Exhibit 99.1

EQT Reports First Quarter 2016 Earnings

Significant volume growth continues

PITTSBURGH--(BUSINESS WIRE)--April 28, 2016--EQT Corporation (NYSE: EQT) today announced first quarter 2016 net income attributable to EQT of $5.6 million, or $0.04 per diluted share (EPS), compared to earnings of $173.4 million, or $1.14 per diluted share for the first quarter of 2015. Adjusted net income was $10.5 million in the first quarter 2016, $153.0 million lower than the first quarter 2015; and adjusted EPS was $0.07, down from $1.07. Adjusted operating cash flow attributable to EQT was $218.6 million, $156.0 million lower than the first quarter 2015. The non-GAAP financial measures are detailed and reconciled in the Non-GAAP Disclosures section of this news release.

Highlights:

  Production sales volume was 24% higher
  Midstream gathering revenue was 6% higher
  Midstream transmission revenue was 10% higher
  Realized natural gas price was 35% lower
  Cash balance was $1.6 billion (excluding EQM)
  $1.5 billion unsecured revolver is undrawn

RESULTS BY BUSINESS

EQT PRODUCTION

EQT Production achieved production sales volume of 179.9 Bcfe in the first quarter 2016, representing a 24% increase over the first quarter last year, and 16% higher than the fourth quarter of 2015.

EQT Production’s adjusted operating loss totaled $8.0 million for the quarter, compared to adjusted operating income of $167.5 million in 2015. Adjusted operating revenue for the quarter was $473.1 million, which was $116.8 million lower than the same period last year, primarily due to a lower average realized sales price, partially offset by the increase in production sales volume. Average realized price for the first quarter of 2016 was $2.63 per Mcfe, 35% lower than the $4.06 per Mcfe realized in the same period last year.

The “net marketing services” line on the EQT Production Results of Operations includes revenue generated by our marketing group by either reselling third-party transportation capacity not used to transport EQT’s produced gas or utilizing such capacity to transport purchased gas to higher priced markets, net of the transportation charges for such capacity. Net marketing services revenue totaled $4.6 million in the first quarter of 2016; $8.6 million lower than the same quarter last year, due to incremental capacity costs in the current quarter and higher demand due to colder weather in 2015.

Consistent with the growth in sales volume, EQT Production’s operating expenses for the quarter were $489.3 million, $31.3 million higher than the same period last year. Depreciation, depletion, and amortization (DD&A) expenses were $23.4 million higher; gathering expenses were $20.0 million higher; transmission expenses were $11.7 million higher; and processing expenses were $1.6 million higher. Exploration expenses were $9.4 million lower; production taxes were $2.3 million lower; lease operating expenses (LOE), excluding production taxes, were $2.1 million lower; and selling, general and administrative (SG&A) expenses were $2.0 million lower, excluding a current quarter $1.8 million charge for the Huron restructuring, and a prior year drilling program reduction charge of $7.0 million.

The Company drilled (spud) 16 gross wells during the first quarter 2016, including 15 Marcellus wells, with an average length-of-pay of 6,100 feet; and one Utica well with a length-of-pay of 7,000 feet.

Guidance

The Company increased its 2016 guidance for production sales volume to 710 – 730 Bcfe, including liquids volume of 10,250 – 10,750 MBBls. Production sales volume for the second quarter of 2016 is projected to be 175 – 180 Bcfe; and liquids volume is expected to be 2,700 – 2,750 MBBls. Average differential to the NYMEX price forecast of negative $0.60 – negative $0.70 per Mcf for 2016; and negative $0.70 – negative $0.75 per Mcf for the second quarter of 2016. Net marketing services are expected to be positive $5.0 million – negative $5.0 million in 2016; and zero – negative $5.0 million in the second quarter of 2016.

EQT MIDSTREAM

EQT Midstream’s first quarter 2016 operating income was $141.9 million, an increase of $12.1 million over the first quarter of 2015, primarily as a result of increased gathering and transmission revenue, partially offset by increased operating expenses. Operating revenue was $224.7 million, $16.5 million higher as a result of higher Marcellus volume. Gathering revenue was 6% higher at $137.0 million and transmission revenue increased by 10% to $79.2 million.

Total operating expenses for the quarter were $82.9 million, a $4.4 million increase over the same period last year, and consistent with the volume growth. Per unit gathering and compression expense was unchanged year-over-year.

The results for EQT Midstream Partners (NYSE: EQM) were released today and provide operational results, as well as updates on significant midstream projects under development by EQM. This release is available at www.eqtmidstreampartners.com.

OTHER BUSINESS

Common Stock Offering

In February 2016, EQT completed a registered public offering of 7,475,000 shares of common stock. The Company received net proceeds of $430.4 million from this offering.

EQT Midstream Partners, LP (NYSE: EQM) / EQT GP Holdings, LP (NYSE: EQGP)

On April 26, 2016, EQM announced a cash distribution to its unitholders of $0.745 per unit for the first quarter of 2016. EQGP also announced a cash distribution to its unitholders of $0.134 per unit for the first quarter of 2016.

The results for EQM and EQGP were released today and are available at www.eqtmidstreampartners.com.

Calculation of Net Income Attributable to Noncontrolling Interest

The results of EQGP and EQM are consolidated in EQT’s results. For the first quarter of 2016, EQT recorded earnings of $82.8 million, or $0.53 per diluted share, attributable to the publicly held partnership interests in EQGP and EQM.

Three Months Ended
(thousands)	March 31, 2016
EQM net income	$129,065
Less: general partner interest (including incentive distribution rights)	21,187
Limited partner interest in net income	$107,878

EQM LP units
Publicly owned (71.9%)	$77,787
EQGP owned (28.1%)	30,091
LP interest in net income	$107,878

EQGP
EQM LP units ownership	$30,091
EQM GP units ownership (including incentive distribution rights)	21,187
EQGP incremental expenses	(956)
Net Income attributable to EQGP	$50,322

EQGP units
Publicly owned LP (9.9%)	$5,002
EQT owned LP (90.1%)	45,320
Net Income attributable to EQGP	$50,322

EQT earnings (consolidated)
EQM publicly-owned LP units	$77,787
EQGP publicly-owned LP units	5,002
Net income attributable to noncontrolling interest	$82,789

Guidance

Net income attributable to noncontrolling interest is projected to be approximately $77 million for the second quarter 2016, and approximately $320 million for the full year 2016.

Hedging

During the quarter, the Company added to its hedge position. The Company’s total natural gas production hedge position through December 2018 is:

	2016(a)		2017(b)	2018(b)
NYMEX Swaps
Total Volume (Bcf)		220	180		89
Average Price per Mcf (NYMEX)(c)		$3.65	$3.34		$3.11

Fixed Price Physical Sales(d)

Total Volume (Bcf)		32	19		−
Average Price per Mcf (NYMEX)(c)		$2.96	$2.93	$	−

Collars
Total Volume (Bcf)		−	8		7
Average Floor Price per Mcf (NYMEX)(c)	$	−	$3.01		$2.16
Average Cap Price per Mcf (NYMEX)(c)	$	−	$4.10		$4.47
(a)	April through December.
(b)	For 2016 through 2018, the Company also has a natural gas sales agreement for approximately 35 Bcf per year that includes a NYMEX ceiling price of $4.88 per Mcf. The Company also sold calendar 2016, 2017 and 2018 calls for approximately 11, 29 and 12 Bcf at strike prices of $3.65, $3.52 and $3.45 per Mcf, respectively.
(c)	The average price is based on a conversion rate of 1.05 MMBtu/Mcf.
(d)	Fixed price physical sales impact is included in average differential on the EQT Corporation Price Reconciliation.

Operating Income

The Company reports operating income by segment in this news release. Interest, income taxes and unallocated expense are controlled on a consolidated, corporate-wide basis and are not allocated to the segments.

The following table reconciles operating (loss) income by segment, as reported in this news release, to the consolidated operating income reported in the Company’s financial statements:

	Three Months Ended
	March 31,
(thousands)	2016	2015
Operating income (loss):
EQT Production	$(11,254)	$185,843
EQT Midstream	141,859	129,741
Unallocated expenses	(3,404)	(825)
Total operating income	$127,201	$314,759

Unallocated expenses consist primarily of incentive compensation expense and administrative costs.

Marcellus Horizontal Well Status (cumulative since inception)

	As of	As of	As of	As of	As of
	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Wells spud	869	854	827	796	758
Wells online	735	693	642	604	560
Wells complete, not online	45	57	65	60	45
Frac stages (spud wells)*	24,169	23,609	22,570	21,332	20,263
Frac stages online	19,158	17,596	15,904	14,664	13,394
Frac stages complete, not online	1,400	1,858	2,069	1,972	1,347

*Includes planned stages for spud wells that have not yet been hydraulically fractured.

NON-GAAP DISCLOSURES

Adjusted Net Income and Adjusted Earnings per Diluted Share

Adjusted net income and adjusted earnings per diluted share are non-GAAP supplemental financial measures that are presented because they are important measures used by management to evaluate period-to-period comparisons of earnings trends. Adjusted net income and adjusted earnings per diluted share should not be considered as alternatives to net income or earnings per diluted share presented in accordance with GAAP.

The table below reconciles adjusted net income and adjusted earnings per diluted share with net income and earnings per diluted share as derived from the statements of consolidated income to be included in EQT’s report on Form 10-Q for the quarter ended March 31, 2016.

	Three Months Ended
	March 31,
(thousands, except per share information)	2016	2015
Net income attributable to EQT, as reported	$5,636	$173,427
Add back (deduct):
Asset impairments and one-time drilling costs	1,832	24,395
Huron restructuring charges	3,812	−
Gain on derivatives not designated as hedges	(108,995)	(43,592)
Net cash settlements received on derivatives not designated as hedges	109,132	7,742
Premiums paid for derivatives that settled during the period	(463)	(1,007)
Tax impact	(413)	2,565
Adjusted net income attributable to EQT	$10,541	$163,530
Diluted weighted average common shares outstanding	157,195	152,756
Diluted EPS, as adjusted	$0.07	$1.07

Operating Cash Flow and Adjusted Operating Cash Flow Attributable to EQT

Operating cash flow and adjusted operating cash flow attributable to EQT are non-GAAP supplemental financial measures that are presented as indicators of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt. EQT includes this information because management believes that changes in operating assets and liabilities relate to the timing of cash receipts and disbursements and therefore may not relate to the period in which the operating activities occurred. Adjusted operating cash flow attributable to EQT excludes adjusted EQT Midstream Partners EBITDA (a non-GAAP supplemental financial measure reconciled below), except for the EQT GP Holdings, LP (EQGP) and EQT Midstream Partners, LP (EQM) cash distribution payable to EQT. Management believes that removing the impact on operating cash flows of the public unitholders of EQGP and EQM that is otherwise required to be consolidated in EQT’s results provides useful information to an EQT investor. Operating cash flow and adjusted operating cash flow attributable to EQT should not be considered as alternatives to net cash provided by operating activities presented in accordance with GAAP. The tables below reconcile operating cash flow and adjusted operating cash flow attributable to EQT with net cash provided by operating activities, as derived from the statements of consolidated cash flows to be included in EQT’s report on Form 10-Q for the quarter ended March 31, 2016.

	Three Months Ended
	March 31,
(thousands)	2016	2015
Net income	$88,425	$221,168
Add back / (deduct):
Depreciation, depletion and amortization	221,231	194,745
Asset and lease impairments, non-cash	1,832	18,995
Deferred income tax expense (benefit)	7,073	(31,070)
Gain on derivatives not designated as hedges	(108,995)	(43,592)
Cash settlements received on derivatives not designated as hedges	109,132	7,742
Non-cash incentive compensation	12,777	15,441
Other items, net	(4,740)	(1,463)
Operating cash flow:	$326,735	$381,966

(Deduct) / add back:
Changes in other assets and liabilities	(41,818)	71,150
Net cash provided by operating activities	$284,917	$453,116

	Three Months Ended
	March 31,
(thousands)	2016	2015
Operating cash flow (a non-GAAP measure reconciled above)	$326,735	$381,966
(Deduct) / add back:
Adjusted EQT Midstream Partners EBITDA(1)	(141,571)	(96,560)
Cash distribution payable to EQT (2)	32,122	22,395
Exploration expense (cash)	1,291	1,425
Drilling program reduction charges, cash	−	5,400
Current taxes on transactions(3)	−	59,939
Adjusted operating cash flow attributable to EQT	$218,577	$374,565
(1)	Adjusted EQT Midstream Partners EBITDA is a non-GAAP supplemental financial measure reconciled below.
(2)	Cash distribution payable to EQT for the three months ended March 31, 2016, represents the distribution payable from EQGP to EQT. The amount for the three months ended March 31, 2015, represents the distribution payable from EQM to EQT, as the EQGP IPO had not yet occurred.
(3)	Amount represents current tax expense related to the sale of the Northern West Virginia Marcellus Gathering System (NWV Gathering).

EQT Production Adjusted Operating Revenue

The table below reconciles EQT Production adjusted operating revenue, a non-GAAP supplemental financial measure, to EQT Corporation total operating revenue, as derived from the statements of consolidated income to be included in EQT’s report on Form 10-Q for the quarter ended March 31, 2016.

EQT Production adjusted operating revenue (also referred to as total natural gas and liquids sales, including cash settled derivatives) is presented because it is an important measure used by EQT’s management to evaluate period-over-period comparisons of earnings trends. EQT Production adjusted operating revenue should not be considered as an alternative to EQT Corporation total operating revenue presented in accordance with GAAP. EQT Production adjusted operating revenue as presented excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement and the revenue impact of certain marketing services. Management utilizes EQT Production adjusted operating revenue to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts and thus does not impact the revenue from natural gas sales with the often volatile fluctuations in the fair value of derivatives prior to settlement. EQT Production adjusted operating revenue also excludes “Net marketing services” because management considers this revenue to be unrelated to the revenue for its natural gas and liquids production. “Net marketing services” includes both the cost of and recoveries on third party pipeline capacity not used for EQT Production sales volume. Management further believes that EQT Production adjusted operating revenue as presented provides useful information for investors for evaluating period-over-period earnings and is consistent with industry practices.

	Three Months Ended
Calculation of EQT Production Adjusted Operating Revenue	March 31,
$ in thousands (unless noted)	2016	2015
EQT Production total operating revenue	$478,008	$643,791
Add back (deduct):
Gain on derivatives not designated as hedges	(108,995)	(44,246)
Net cash settlements received on derivatives not designated as hedges	109,132	4,480
Premiums paid for derivatives that settled during the period	(463)	(1,007)
Net marketing services	(4,586)	(13,137)
EQT Production adjusted operating revenue, a non-GAAP measure	$473,096	$589,881

Total sales volumes (MMcfe)	179,935	145,198

Average realized price ($/Mcfe)	$2.63	$4.06

EQT Production total operating revenue	$478,008	$643,791
EQT Midstream total operating revenue	224,729	208,227
Less: intersegment revenue, net	(157,668)	(137,203)
EQT Corporation total operating revenue, as reported in accordance with GAAP	$545,069	$714,815

EQT Production Adjusted Operating Income (Loss)

The table below reconciles EQT Production adjusted operating income (loss), a non-GAAP supplemental financial measure, to EQT Corporation operating income, as derived from the statements of consolidated income to be included in EQT’s report on Form 10-Q for the three months ended March 31, 2016.

EQT Production adjusted operating income (loss) is presented because it is an important measure used by EQT’s management to evaluate period-over-period comparisons of earnings trends. EQT Production adjusted operating income (loss) should not be considered as an alternative to EQT Corporation operating income (loss) presented in accordance with GAAP. EQT Production adjusted operating income (loss) as presented excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement, one-time restructuring charges, impairment and drilling costs and non-cash gains (losses) on sales / exchanges of assets. Management utilizes EQT Production adjusted operating income (loss) to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts and thus does not burden the income from natural gas sales with the often volatile fluctuations in the fair value of derivatives prior to settlement. The measure also excludes other items that affect the comparability of results. Management believes that EQT Production adjusted operating income (loss) as presented provides useful information for investors for evaluating period-over-period earnings.

	Three Months Ended
	March 31,
(thousands)	2016	2015
EQT Corporation operating income, as reported in accordance with GAAP	$127,201	$314,759
Add back / (deduct):
Unallocated expense	3,404	825
EQT Midstream operating income, as reported on segment page	(141,859)	(129,741)
EQT Production operating (loss) income, as reported on segment page	$(11,254)	$185,843
Add back / (deduct):
Gain on derivatives not designated as hedges	(108,995)	(44,246)
Net cash settlements received on derivatives not designated as hedges	109,132	4,480
Premiums paid for derivatives that settled during the period	(463)	(1,007)
Asset impairments and one-time drilling costs	1,832	22,473
Huron restructuring charges	1,777	−
EQT Production adjusted operating (loss) income	$(7,971)	$167,543

Adjusted EQT Midstream Partners EBITDA

As used in this news release, adjusted EQT Midstream Partners EBITDA means EQM’s net income plus EQM’s interest expense, depreciation and amortization expense, income tax expense (if applicable), and non-cash long-term compensation expense less EQM’s non-cash adjustments (if applicable), equity income, AFUDC-equity, capital lease payments, and adjusted EBITDA attributable to the Northern West Virginia Marcellus Gathering System (NWV Gathering) prior to acquisition. Adjusted EQT Midstream Partners EBITDA is a non-GAAP supplemental financial measure that management and external users of the Company's consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess the effects of the noncontrolling interests in relation to:

  the Company's operating performance as compared to other companies in its industry;
  the ability of the Company's assets to generate sufficient cash flow to make distributions to its investors;
  the Company's ability to incur and service debt and fund capital expenditures; and
  the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Company believes that adjusted EQT Midstream Partners EBITDA provides useful information to investors in assessing the Company's financial condition and results of operations. Adjusted EQT Midstream Partners EBITDA should not be considered as an alternative to EQM’s net income, operating income, or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EQT Midstream Partners EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect EQM's net income. Additionally, because adjusted EQT Midstream Partners EBITDA may be defined differently by other companies in the Company's or EQM's industries, the definition of adjusted EQT Midstream Partners EBITDA to EQM's net income may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measure. The table below reconciles adjusted EQT Midstream Partners EBITDA, as derived from the statements of consolidated operations to be included in EQM’s report on Form 10-Q for the three months ended March 31, 2016.

	Three Months Ended
	March 31,
(thousands, unless noted)	2016	2015
Net Income, EQT Midstream Partners	$129,065	$95,306
Add:
Interest expense	10,258	11,457
Depreciation and amortization expense	15,478	11,927
Income tax expense	−	6,703
Non-cash long-term compensation expense	195	566
Less:
Equity income	(1,589)	−
AFUDC - equity	(2,472)	(714)
Capital lease payments for Allegheny Valley Connector (a)	(9,364)	(8,844)
Adjusted EBITDA attributable to NWV Gathering prior to acquisition (b)	−	(19,841)
Adjusted EQT Midstream Partners EBITDA	$141,571	$96,560
(a)	Reflects capital lease payments due under the lease. These lease payments are generally made monthly on a one month lag.
(b)	Adjusted EBITDA attributable to NWV Gathering prior to acquisition for the periods presented was excluded from EQM’s adjusted EBITDA calculations as these amounts were generated by NWV Gathering prior to EQM’s acquisition; therefore, they were not amounts that could have been distributed to EQM’s unitholders. Adjusted EBITDA attributable to NWV Gathering for the three months ended March 31, 2015 was calculated as net income of $11.1 million plus depreciation and amortization expense of $2.0 million plus income tax expense of $6.7 million.

First Quarter 2016 Webcast Information

The Company's conference call with securities analysts begins at 10:30 a.m. ET today and will be broadcast live via the Company's web site at www.eqt.com, and on the investor information page of the Company’s web site at ir.eqt.com, with a replay available for seven days following the call.

EQT Midstream Partners, LP (NYSE: EQM) and EQT GP Holdings, LP (NYSE: EQGP), for which EQT Corporation is the parent company, will also host a joint conference call with security analysts today, beginning at 11:30 a.m. ET. The call will be broadcast live via www.eqtmidstreampartners.com, with a replay available for seven days following the call.

About EQT Corporation:

EQT Corporation is an integrated energy company with emphasis on Appalachian area natural gas production, gathering, and transmission. With more than 125 years of experience, EQT continues to be a leader in the use of advanced horizontal drilling technology – designed to minimize the potential impact of drilling-related activities and reduce the overall environmental footprint. Through safe and responsible operations, the Company is committed to meeting the country’s growing demand for clean-burning energy, while continuing to provide a rewarding workplace and enrich the communities where its employees live and work. EQT also owns a 90% limited partner interest in EQT GP Holdings, LP. EQT GP Holdings, LP owns the general partner interest, all of the incentive distribution rights, and a portion of the limited partner interests in EQT Midstream Partners, LP.

Visit EQT Corporation at www.EQT.com.

EQT Management speaks to investors from time-to-time and the analyst presentation for these discussions, which is updated periodically, is available via the Company’s investor relations website at http://ir.eqt.com.

Cautionary Statements

The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that a company anticipates as of a given date to be economically and legally producible and deliverable by application of development projects to known accumulations. We use certain terms, such as “EUR” (estimated ultimate recovery) and “3P” (proved, probable and possible), that the SEC’s guidelines prohibit us from including in filings with the SEC. These measures are by their nature more speculative than estimates of reserves prepared in accordance with SEC definitions and guidelines and accordingly are less certain.

Total sales volume per day (or daily production) is an operational estimate of the daily production or sales volume on a typical day (excluding curtailments).

EBITDA is defined as earnings before interest, taxes, depreciation, and amortization and is not a financial measure calculated in accordance with GAAP. EBITDA is a non-GAAP supplemental financial measure that the Company’s management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess: (i) the Company’s performance versus prior periods; (ii) the Company’s operating performance as compared to other companies in its industry; (iii) the ability of the Company’s assets to generate sufficient cash flow to make distributions to its investors; (iv) the Company’s ability to incur and service debt and fund capital expenditures; and (v) the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Company is unable to provide a reconciliation of projected EBITDA to projected operating income, the most comparable financial measure calculated in accordance with GAAP, due to the unknown effect, timing and potential significance of certain income statement items.

Similarly, the Company is unable to provide a reconciliation of its projected operating cash flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, because of uncertainties associated with projecting future net income and changes in assets and liabilities.

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries, including guidance regarding the Company’s strategy to develop its Marcellus, deep Utica, and other reserves; drilling plans and programs (including the number, type, feet of pay and location of wells to be drilled); projected natural gas prices, basis, recoveries and average differential; total resource potential, reserves, EUR, expected decline curve and reserve replacement ratio; projected Company and third party production sales volume and growth rates (including liquids sales volume and growth rates); projected finding and development costs, operating costs, unit costs, well costs and midstream revenue deductions; projected gathering and transmission volume and growth rates; the Company’s access to, and timing of, capacity on pipelines; infrastructure programs (including the timing, cost and capacity of the transmission and gathering expansion projects); the timing, cost, capacity and expected interconnects with facilities and pipelines of the Ohio Valley Connector and Mountain Valley Pipeline (MVP) projects; the ultimate terms, partners and structure of the MVP joint venture; technology (including drilling and completion techniques); projected EQT Midstream and EQT Midstream Partners, LP (EQM) EBITDA; acquisitions, monetization transactions, including asset sales (dropdowns) to EQM and other asset sales, joint ventures or other transactions involving the Company’s assets; the projected cash flows resulting from the Company’s limited partner interests in EQT GP Holdings, LP (EQGP); internal rate of return (IRR) and returns per well; projected capital expenditures; potential future impairments of the Company’s assets; the amount and timing of any repurchases under the Company’s share repurchase authorization; liquidity and financing requirements, including funding sources and availability; changes in the Company’s or EQM’s credit ratings; projected net income attributable to noncontrolling interests, revenue, cash flows and cash-on-hand; hedging strategy; the effects of government regulation and litigation; the dividend and distribution amounts and rates; tax position and projected effective tax rate. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” of the Company’s Form 10-K for the year ended December 31, 2015, as updated by any subsequent Form 10-Qs.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Information in this news release regarding EQGP and its subsidiaries, including EQM, is derived from publicly available information published by the partnerships.

EQT CORPORATION AND SUBSIDIARIES
STATEMENTS OF CONSOLIDATED INCOME (UNAUDITED)

	Three Months Ended
	March 31,
	2016	2015
	(Thousands, except per share amounts)
Revenue:
Sales of natural gas, oil and NGLs	$364,427	$586,408
Pipeline and marketing services	71,647	84,815
Gain on derivatives not designated as hedges	108,995	43,592
Total operating revenue	545,069	714,815

Operating expenses:
Transportation and processing	77,193	65,776
Operation and maintenance	31,483	28,247
Production	26,896	31,356
Exploration	3,123	12,554
Selling, general and administrative	57,942	63,126
Depreciation, depletion and amortization	221,231	194,745
Impairment of long-lived assets	—	4,252
Total operating expenses	417,868	400,056

Operating income	127,201	314,759

Other income	4,840	939
Interest expense	36,180	37,216
Income before income taxes	95,861	278,482
Income tax expense	7,436	57,314
Net income	88,425	221,168
Less: Net income attributable to noncontrolling interests	82,789	47,741
Net income attributable to EQT Corporation	$5,636	$173,427

Earnings per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common stock outstanding	156,720	152,036
Net income	$0.04	$1.14
Diluted:
Weighted average common stock outstanding	157,195	152,756
Net income	$0.04	$1.14
Dividends declared per common share	$0.03	$0.03

EQT Corporation
Price Reconciliation

New format. Results presented using the historic format are available on our IR website.

	Three Months Ended
	March 31,
(thousands, unless noted)	2016	2015
NATURAL GAS
Sales volume (MMcf)	165,274	130,907
NYMEX Price ($/MMBtu) (a)	$2.08	$2.99
Btu uplift	$0.18	$0.27
Natural gas price ($/Mcf)	$2.26	$3.26

Basis ($/Mcf) (b)	(0.42)	0.24
Cash settled basis swaps (not designated as hedges) ($/Mcf)	0.20	(0.06)
Average differential, including cash settled basis swaps ($/Mcf)	(0.22)	0.18

Average adjusted price ($/Mcf)	$2.04	$3.44
Cash settled derivatives (cash flow hedges) ($/Mcf)	0.13	0.52
Cash settled derivatives (not designated as hedges) ($/Mcf)	0.46	0.08
Average natural gas price, including cash settled derivatives ($/Mcf)	$2.63	$4.04

Natural gas sales, including cash settled derivatives	$434,853	$528,497

LIQUIDS
Natural Gas Liquids (NGLs):
Sales volume (MMcfe) (c)	13,652	13,281
Sales volume (Mbbls)	2,275	2,214
Price ($/Bbl)	$14.89	$24.87
NGL sales	$33,875	$55,056
Oil:
Sales volume (MMcfe) (c)	1,009	1,010
Sales volume (Mbbls)	168	168
Price ($/Bbl)	$25.98	$37.58
Oil sales	$4,368	$6,328

Liquids sales	$38,243	$61,384

TOTAL PRODUCTION
Total natural gas & liquids sales, including cash settled derivatives (d)	$473,096	$589,881
Total sales volume (MMcfe)	179,935	145,198

Average realized price ($/Mcfe)	$2.63	$4.06

(a) The Company's volume weighted NYMEX natural gas price (actual average NYMEX natural gas price ($/MMBtu) was $2.09 and $2.98 for the three months ended March 31, 2016 and 2015, respectively).
(b) Basis represents the difference between the ultimate sales price for natural gas and the NYMEX natural gas price.
(c) NGLs and crude oil were converted to Mcfe at the rate of six Mcfe per barrel for both periods.
(d) Also referred to in this report as EQT Production adjusted operating revenue, a non-GAAP measure.

Total natural gas & liquids sales, including cash settled derivatives above (d)	$473,096	$589,881
Deduct (add):
Net cash settlements received on derivatives not designated as hedges	(109,132)	(4,480)
Premiums paid for derivatives that settled during the period	463	1,007
Production sales	$364,427	$586,408

EQT PRODUCTION
RESULTS OF OPERATIONS

	Three Months Ended
	March 31,
	2016	2015
OPERATIONAL DATA
Sales volume detail (MMcfe):
Marcellus (a)	154,589	121,471
Other (b)	25,346	23,727
Total production sales volume (c)	179,935	145,198

Average daily sales volume (MMcfe/d)	1,977	1,613

Average realized price ($/Mcfe)	$2.63	$4.06

Gathering to EQT Midstream ($/Mcfe)	$0.68	$0.74
Transmission to EQT Midstream ($/Mcfe)	$0.19	$0.19
Third party gathering and transmission ($/Mcfe)	$0.28	$0.28
Processing ($/Mcfe)	$0.14	$0.17
Lease operating expenses (LOE), excluding production taxes ($/Mcfe)	$0.08	$0.11
Production taxes ($/Mcfe)	$0.07	$0.10
Production depletion ($/Mcfe)	$1.07	$1.16

Depreciation, depletion and amortization (DD&A) (thousands):
Production depletion	$191,995	$169,028
Other DD&A	2,841	2,435
Total DD&A	$194,836	171,463

Capital expenditures (thousands)	$231,613	$481,974

FINANCIAL DATA (thousands)
Revenue:
Production sales	$364,427	$586,408
Net marketing services	4,586	13,137
Gain on derivatives not designated as hedges	108,995	44,246
Total operating revenue	478,008	643,791

Operating expenses:
Gathering	133,337	113,371
Transmission	75,184	63,443
Processing	26,015	24,423
LOE, excluding production taxes	14,418	16,534
Production taxes	12,478	14,822
Exploration	3,123	12,544
Selling, general and administrative (SG&A)	29,871	37,096
DD&A	194,836	171,463
Impairment of long-lived assets	—	4,252
Total operating expenses	489,262	457,948
Operating (loss) income	$(11,254)	$185,843
(a)	Includes Upper Devonian wells.
(b)	Includes 3,953 MMcfe of deep Utica sales volume for the three months ended March 31, 2016.
(c)	NGLs and crude oil were converted to Mcfe at the rate of six Mcfe per barrel for all periods.

EQT MIDSTREAM
RESULTS OF OPERATIONS

	Three Months Ended
	March 31,
	2016	2015
OPERATIONAL DATA
Operating revenue (thousands):
Gathering
Firm reservation fee revenue	$83,296	$58,373
Volumetric based fee revenue:
Usage fees under firm contracts (a)	10,753	9,549
Usage fees under interruptible contracts	42,905	61,016
Total volumetric based fee revenue	53,658	70,565
Total gathering revenue	$136,954	$128,938

Transmission
Firm reservation fee revenue	$63,341	$61,854
Volumetric based fee revenue:
Usage fees under firm contracts (a)	13,224	8,575
Usage fees under interruptible contracts	2,596	1,536
Total volumetric based fee revenue	15,820	10,111
Total transmission revenue	$79,161	$71,965

Storage, marketing and other revenue	8,614	7,324
Total operating revenue	$224,729	$208,227

Gathered volumes (BBtu per day):
Firm reservation	1,424	967
Volumetric based services (b)	899	1,087
Total gathered volumes	2,323	2,054

Gathering and compression expense ($/MMBtu)	$0.11	$0.11

Transmission pipeline throughput (BBtu per day):
Firm capacity reservation	1,622	2,025
Volumetric based services (b)	487	213
Total transmission pipeline throughput	2,109	2,238

Average contracted firm transmission reservation commitments (BBtu per day)	3,005	2,947

Capital expenditures (thousands)	$140,920	$72,575

FINANCIAL DATA (thousands)
Total operating revenue	$224,729	$208,227
Operating expenses:
Operation and maintenance (O&M)	31,808	29,813
SG&A	24,729	25,478
DD&A	26,333	23,195
Total operating expenses	82,870	78,486
Operating income	$141,859	$129,741
(a)	Includes commodity charges and fees on volumes gathered or transported in excess of firm contracted capacity.
(b)	Includes volumes gathered or transported under interruptible contracts and volumes in excess of firm contracted capacity.

CONTACT:
EQT analyst inquiries please contact:
Patrick Kane – Chief Investor Relations Officer, 412-553-7833
pkane@eqt.com
or
EQT Midstream Partners / EQT GP Holdings analyst inquiries please contact:
Nate Tetlow – Investor Relations Director, 412-553-5834
ntetlow@eqt.com
or
Media inquiries please contact:
Natalie Cox – Corporate Director, Communications, 412-395-3941
ncox@eqt.com